Exhibit 99.1

SYSTEMAX REPORTS THIRD QUARTER 2015 FINANCIAL RESULTS

PORT WASHINGTON, NY, November 03, 2015 – Systemax Inc. (NYSE: SYX) today announced financial results for the third quarter ended September 30, 2015.

Performance Summary (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended September 30,		Nine Months Ended September 30,
GAAP Results	2015	2014	2015	2014
Net sales	$699.3	$825.4	$2,225.1	$2,529.9
Gross profit	$100.6	$117.5	$319.9	$368.7
Gross margin	14.4%	14.2%	14.4%	14.6%
Operating income (loss)	$(8.2)	$(2.7)	$(56.2)	$(9.4)
Operating margin	(1.2)%	(0.3)%	(2.5)%	(0.4)%
Net income (loss)	$(10.3)	$(2.8)	$(67.3)	$(12.0)
Diluted net income (loss) per share	$(0.28)	$(0.08)	$(1.81)	$(0.32)
Non-GAAP Results*
Net same store sales	$717.5	$743.4	$2,150.6	$2,271.3
Adjusted operating income (loss)	$(5.4)	$(0.1)	$(11.4)	$4.1
Adjusted operating margin	(0.8)%	0.0%	(0.5)%	0.2%

* Management believes that by excluding certain recurring and non-recurring adjustments above from comparable GAAP measures investors have an additional meaningful measurement of the Company’s performance. See accompanying GAAP reconciliation tables.  Net same store sales exclude the impact of acquisitions, currency fluctuation, and the closed retail stores in the NATG Segment.

Third Quarter 2015 Financial Summary:

•	Consolidated sales declined 15.3% to $699.3 million in U.S. dollars. On a constant currency basis, excluding the January 2015 acquisition of the Plant Equipment Group (P.E.G.) in North America, and excluding the sales of closed retail stores, sales declined 3.5%.
•	Industrial Product Group sales grew 26.2% to $180.1 million in U.S. dollars. On a constant currency basis and excluding P.E.G., sales grew 10.2%.
•	EMEA Technology Group sales declined 13.4% to $241.8 million in U.S. dollars. On a constant currency basis, sales were flat.
•	North America Technology Group (NATG) sales declined 31.3% to $276.1 million in U.S. dollars. On a constant currency basis and excluding the sales of closed retail stores, sales declined 12.6%.
•	Non-GAAP adjusted operating loss was $5.4 million compared to a loss of $0.1 million last year. Excluding P.E.G., non-GAAP operating results would have been a loss of $5.9 million. GAAP operating loss was $8.2 million compared to a loss of $2.7 million last year.

•	Non-GAAP diluted net loss per share was $(0.12). GAAP diluted net loss per share was $(0.28).

Nine Month 2015 Financial Summary:

•	Consolidated sales declined 12.1% to $2.2 billion in U.S. dollars. On a constant currency basis, excluding both the June 2014 acquisition of Misco Solutions and the January 2015 acquisition of P.E.G., and excluding the sales of closed retail stores, sales declined 5.3%.
•	Industrial Product Group sales grew 25.6% to $519.9 million in U.S. dollars. On a constant currency basis and excluding P.E.G., sales grew 10.3%.
•	EMEA Technology Group sales declined 12.8% to $767.0 million in U.S. dollars. On a constant currency basis and excluding Misco Solutions, sales declined 3.4%.
•	NATG sales declined 24.2% to $934.0 million in U.S. dollars. On a constant currency basis and excluding the sales of closed retail stores, sales declined 13.6%.
•	Non-GAAP adjusted operating loss was $11.4 million compared to income of $4.1 million last year. Excluding Misco Solutions and P.E.G., non-GAAP operating results would have been a loss of $13.1 million. GAAP operating loss was $56.2 million compared to a loss of $9.4 million last year.
•	Non-GAAP diluted net loss per share was $(0.33). GAAP diluted net loss per share was $(1.81).

Richard Leeds, Chairman and Chief Executive Officer, said, “Our results reflect another quarter of strong performance from our Industrial Products Group, significant improvement in EMEA operating results offset by continued challenging operating results in our North America Technology segment. Industrial delivered solid organic growth which continues to outpace the general MRO industry and we made further progress on the integration of P.E.G., which remains on track.  In EMEA Technology, sales were flat on a constant currency basis and we improved our operating performance as we benefited from growth in France and bottom line improvements in all our markets except for the U.K.  Results in the U.K. remain soft and our new management team is focused on improving its performance.  In North America Technology, the quarter reflects the ongoing realignment to serve the B2B and public sector marketplace.  While we are making progress, the business has not reached an acceptable performance level and we are considering strategic alternatives as we continue to move forward with our B2B efforts.  Across our operations we are taking steps to strengthen our competitive position and capitalize on our growth opportunities.  We have a strong cash position and are committed to delivering additional value to our customers and shareholders.”

In the third quarter of 2015, the Company recorded additional one time exit costs of $2.3 million as a result of its strategic decision announced on March 10, 2015 to accelerate its B2B focus in its North America Technology business and exit substantially all of its retail store operations.  These exit costs were primarily the result of reevaluating future lease cash flows of our exited Distribution Center and Retail leases.  The Company has incurred approximately $39.1 million in exit costs related to this restructuring in 2015.

At the end of the third quarter of 2015, the Company had working capital of over $249 million, cash and cash equivalents of $136.1 million, and availability under its credit facility of $102.8 million.  Short and long-term debt totaled approximately $1.7 million at September 30, 2015.

Earnings Conference Call Details
Systemax Inc. will provide pre-recorded remarks on its third quarter 2015 results today, November 3, 2015 at 5:00 p.m. Eastern Time.  A live webcast of the remarks will be available on the Company’s website at www.systemax.com in the investor relations section. The webcast will also be archived on www.systemax.com for approximately 90 days.

About Systemax Inc.
Systemax Inc. (www.systemax.com), a Fortune 1000 company, sells industrial and technology products through a system of branded e-Commerce websites, and relationship marketers in North America and Europe. The primary brands are Global Industrial, C&H, MISCO, Inmac Wstore and TigerDirect.

Forward Looking Statements
This press release contains forward looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  Additional written or oral forward looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise.  Statements contained in this press release that are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are based on management’s estimates, assumptions and projections and are not guarantees of future performance.  The Company assumes no obligation to update these statements. Forward looking statements may include, but are not limited to, projections or estimates of revenue, income or loss, exit costs, cash flow needs and capital expenditures, statements regarding future operations, expansion or restructuring plans, including our exit from the retail store consumer electronics business and the focusing of our NA Technology Group operations on B2B customers, financing needs, compliance with financial covenants in loan agreements, the timely implementation of technology systems discussed below, fluctuations in economic conditions and exchange rates, including factors impacting our substantial international operations, plans for acquisition or sale of assets or businesses and consolidation of operations of newly acquired businesses, including our acquisitions of SCC/Misco Solutions in the Netherlands and of Plant Equipment Group in the US, and plans relating to products or services of the Company, assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing.

Other factors that may affect our future results of operations and financial condition include, but are not limited to, unanticipated developments in any one or more of the following areas, as well as other factors which may be detailed from time to time in our Securities and Exchange Commission filings: risks involved with e-commerce, including possible loss of business and customer dissatisfaction if outages or other computer-related problems should preclude customer access to our products and services; our ability to timely and efficiently exit the retail store consumer electronics business and to invest in and expand our NA Technology Group B2B electronics business; our ability to timely and efficiently integrate acquired businesses, such as our acquisitions of SCC/Misco Solutions in the Netherlands and of Plant Equipment Group in the US; the Company’s management information systems and other technology platforms supporting our sales, procurement and other operations are critical to our operations and disruptions or delays, particularly as we continue to transition certain functions from our existing platforms to a new platform specifically developed for our needs, have occurred and could occur in the future, and if not timely addressed would have a material adverse effect on us; general economic conditions, such as decreased consumer confidence and spending  have contributed to our recent failure to achieve our historical sales growth rates and profit levels and could continue to impact our business; technological change, such as the integration of formerly separate products (for instance, cameras and GPS devices into cellular phones) and the effect of increased tablet sales on sales of PCs and laptop computers, have had and can continue to have a material effect on our product mix and results of operations; sales tax laws or government enforcement priorities may be changed which could result in ecommerce and direct mail retailers having to collect sales taxes in states where the current laws and interpretations do not require us to do so; our substantial international operations are subject to risks such as fluctuations in currency rates, foreign regulatory requirements, political uncertainty and the management of our expanding international operations infrastructure, effectively implement distribution logistics initiatives in Europe; and managing various inventory risks, such as being unable to profitably resell excess or obsolete inventory and/or the loss of product return rights and price protection from our vendors.

Investor/Media Contacts:
Mike Smargiassi / Nancy Zakhary
Brainerd Communicators, Inc.
212-986-6667
smarg@braincomm.com
nancy@braincomm.com

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Supplemental Channel Sales and Business Unit Summary

Supplemental Channel Sales Summary (in millions)
Channel	Quarter Ended September 30,					Nine Months Ended September 30,
	2015	% of Sales	Change y/y	2014	% of Sales	2015	% of Sales	Change y/y	2014	% of Sales
Industrial Products	$180.1	25.8%	26.2%	$142.7	17.3%	$519.9	23.4%	25.6%	$413.9	16.4%
Technology Products – EMEA	$241.8	34.6%	(13.4)%	$279.2	33.8%	$767.0	34.5%	(12.8)%	$879.3	34.8%
Technology Products – NA	$276.1	39.5%	(31.3)%	$402.0	48.7%	$934.0	42.0%	(24.2)%	$1,232.3	48.7%
Corporate and Other	$1.3	0.1%	(13.3)%	$1.5	0.2%	$4.2	0.1%	(4.5)%	$4.4	0.1%
Consolidated Sales	$699.3	100.0%	(15.3)%	$825.4	100.0%	$2,225.1	100.0%	(12.0)%	$2,529.9	100.0%

Supplemental Business Unit Operating Results Summary (in millions)
GAAP Operating Income (Loss)
Business Unit	Quarter Ended September 30,				Nine Months Ended September 30,
	2015	Margin	2014	Margin	2015	Margin	2014	Margin
Industrial Products	$10.3	5.7%	$10.6	7.4%	$34.0	6.5%	$32.7	7.9%
Technology Products – EMEA	$(1.8)	(0.7)%	$(7.9)	(2.8)%	$(8.2)	(1.1)%	$(14.1)	(1.6)%
Technology Products – NA	$(12.9)	(4.7)%	$(1.8)	(0.4)%	$(68.2)	(7.3)%	$(15.4)	(1.2)%
Corporate and Other	$(3.8)	NM	$(3.6)	NM	$(13.8)	NM	$(12.6)	NM
Consolidated Operating Income (Loss)	$(8.2)	(1.2)%	$(2.7)	(0.3)%	$(56.2)	(2.5)%	$(9.4)	(0.4)%

Non-GAAP* Operating Income (Loss)
Industrial Products	$10.4	5.8%	$11.1	7.8%	$34.1	6.6%	$34.3	8.3%
Technology Products – EMEA	$(1.7)	(0.7)%	$(5.6)	(2.0)%	$(6.9)	(0.9)%	$(4.3)	(0.5)%
Technology Products – NA	$(10.4)	(3.8)%	$(2.2)	(0.5)%	$(25.3)	(2.7)%	$(14.0)	(1.1)%
Corporate and Other	$(3.7)	NM	$(3.4)	NM	$(13.3)	NM	$(11.9)	NM
Consolidated Operating Income (Loss)	$(5.4)	(0.8)%	$(0.1)	0.0%	$(11.4)	(0.5)%	$4.1	0.2%

* Management believes that by excluding certain recurring and non-recurring adjustments above from comparable GAAP measures investors have an additional meaningful measurement of the Company’s performance. See accompanying GAAP reconciliation tables.
NM – not meaningful

SYSTEMAX INC.
Condensed Consolidated Statements of Operations - Unaudited
(In millions, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net sales	$699.3	$825.4	$2,225.1	$2,529.9
Cost of sales	598.7	707.9	1,905.2	2,161.2
Gross profit	100.6	117.5	319.9	368.7
Gross margin	14.4%	14.2%	14.4%	14.6%
Selling, general and administrative expenses	106.2	118.5	339.7	368.0
Special charges	2.6	1.7	36.4	10.1
Operating income (loss)	(8.2)	(2.7)	(56.2)	(9.4)
Operating margin	(1.2)%	(0.3)%	(2.5)%	(0.4)%
Interest and other expense, net	1.3	3.7	7.5	5.8
Income (loss) before income taxes	(9.5)	(6.4)	(63.7)	(15.2)
Provision for (benefit from) income taxes	0.8	(3.6)	3.6	(3.2)
Net income (loss)	$(10.3)	$(2.8)	$(67.3)	$(12.0)
Net margin	(1.5)%	(0.3)%	(3.0)%	(0.5)%

Net income (loss) per common share:
Basic	$(0.28)	$(0.08)	$(1.81)	$(0.32)
Diluted	$(0.28)	$(0.08)	$(1.81)	$(0.32)

Weighted average common and common equivalent shares:
Basic	37.1	37.1	37.1	37.1
Diluted	37.1	37.1	37.1	37.1

SYSTEMAX INC.
Condensed Consolidated Balance Sheets
(In millions)

	September 30,	December 31,
	2015 (Unaudited)	2014
Current assets:
Cash and cash equivalents	$136.1	$165.0
Accounts receivable, net	305.5	355.5
Inventories	217.7	290.2
Prepaid expenses and other current assets	21.5	17.6
Total current assets	680.8	828.3
Property, plant and equipment, net	38.0	41.2
Goodwill, intangibles and other assets	30.3	25.7
Total assets	$749.1	$895.2

Current liabilities:
Short-term debt	$1.2	$2.8
Accounts payable and accrued expenses	430.0	513.2
Total current liabilities	431.2	516.0
Long-term debt	0.5	1.1
Other liabilities	28.7	18.5
Shareholders’ equity	288.7	359.6
Total liabilities and shareholders’ equity	$749.1	$895.2

* Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarter ended on September 26, 2015. The third quarters of both 2015 and 2014 included 13 weeks. Certain prior period amounts have been reclassified to conform to current year presentation.

SYSTEMAX INC.
Reconciliation of Segment GAAP Operating Income (Loss) to Non-GAAP Operating Income (Loss)
Unaudited (In millions)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Industrial Products	$10.3	$10.6	$34.0	$32.7
Technology Products - EMEA	(1.8)	(7.9)	(8.2)	(14.1)
Technology Products - NA	(12.9)	(1.8)	(68.2)	(15.4)
Corporate and Other	(3.8)	(3.6)	(13.8)	(12.6)
GAAP operating income (loss)	(8.2)	(2.7)	(56.2)	(9.4)
Non-GAAP adjustments:
Industrial Products:
Integration costs	0.0	0.0	0.4	0.0
Intangible asset amortization	0.1	0.0	0.2	0.0
Stock-based and other special compensation	0.0	0.5	(0.5)	1.6
Total Non-GAAP Adjustments – Industrial Products	0.1	0.5	0.1	1.6

Technology Products - EMEA:
Severance and other reorganization related charges	0.0	1.9	0.7	8.9
Asset impairment Charges	0.0	0.0	0.3	0.0
Stock based compensation	0.0	0.1	0.0	0.2
Intangible asset amortization	0.1	0.3	0.3	0.7
Total Non-GAAP Adjustments: Technology Products EMEA	0.1	2.3	1.3	9.8

Technology Products - NA:
Severance and other reorganization related charges (1)	2.3	(0.4)	39.1	0.4
Asset impairment charges, net	(0.2)	0.0	0.7	0.0
Investigation costs(2)	0.4	0.1	3.1	0.7
Stock-based compensation	0.0	(0.1)	0.0	0.0
Intangible asset amortization	0.0	0.0	0.0	0.3
Total Non-GAAP Adjustments : Technology Products NA	2.5	(0.4)	42.9	1.4

Corporate and Other:
Severance and other reorganization related charges	0.0	0.1	0.0	0.1
Stock based compensation	0.1	0.1	0.5	0.6
Total Non-GAAP Adjustments: Corporate and Other	0.1	0.2	0.5	0.7

Industrial Products	10.4	11.1	34.1	34.3
Technology Products- EMEA	(1.7)	(5.6)	(6.9)	(4.3)
Technology Products- NA	(10.4)	(2.2)	(25.3)	(14.0)
Corporate and Other	(3.7)	(3.4)	(13.3)	(11.9)
Non-GAAP operating income (loss)	$(5.4)	$(0.1)	$(11.4)	$4.1

(1)	Third quarter 2015 includes charges related to updating our future lease cash flows of our exited Distribution Facility and Retail stores of $2.2M and $0.1M in consulting and severance expenses.
(2)	Includes legal costs related to the investigation, settlement, prosecution, and restitution proceedings related to the Fiorentinos; and professional costs related to the investigation being conducted at the request of the US Attorney for the Southern District of Florida.

SYSTEMAX INC.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss) – Unaudited
(In millions)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
GAAP
Net income (loss)	$(10.3)	$(2.8)	$(67.3)	$(12.0)
Provision for (benefit from) income taxes	0.8	(3.6)	3.6	(3.2)
Income (loss) before income taxes	(9.5)	(6.4)	(63.7)	(15.2)
Interest and other expense, net	1.3	3.7	7.5	5.8
Operating income (loss)	(8.2)	(2.7)	(56.2)	(9.4)

Non-GAAP
Non-recurring adjustments	2.5	1.7	44.3	10.1
Recurring adjustments	0.3	0.9	0.5	3.4
Adjusted operating income (loss)	(5.4)	(0.1)	(11.4)	4.1
Interest and other expense, net	1.3	3.7	7.5	5.8
Income (loss) before income taxes	(6.7)	(3.8)	(18.9)	(1.7)
Normalized provision for (benefit from) income taxes	(2.3)	(1.3)	(6.6)	(0.6)
Normalized effective tax rate(1)	35.0%	35.0%	35.0%	35.0%
Non-GAAP net income (loss)	$(4.4)	$(2.5)	$(12.3)	$(1.1)

GAAP diluted net income (loss) per share	$(0.28)	$(0.08)	$(1.81)	$(0.32)
Non-GAAP diluted net income (loss) per share	$(0.12)	$(0.07)	$(0.33)	$(0.03)

(1)	Effective tax rate of 35% used in all periods.